Exhibit 99.1
GLG PARTNERS REPORTS Q2 2010 EARNINGS
Highlights
•	First half 2010 dollar-weighted average returns(1) of 3.8% for the alternative strategies, 2.1% for the 130/30 strategies and (4.2%) for the long only strategies, versus MSCI World Index return of (7.1%) and S&P 500 Index return of (6.9%) for the same period

•	Net inflows of approximately $1.5 billion and $2.5 billion for Q2 2010 and the six months ended June 30, 2010, respectively

•	Previously announced agreement to merge with Man Group plc — on track to close near the end of the third quarter 2010

•	Non-GAAP adjusted net loss of $3.0 million, or $0.01 per non-GAAP weighted average fully diluted share, for Q2 2010 — reflects $12.0 million, or $0.04 per non-GAAP weighted average fully diluted share(2), of expenses related to the proposed merger with Man Group plc

•	GAAP net loss attributable to common stockholders of $74.6 million, or $0.32 per fully diluted share, for Q2 2010
New York, August 9, 2010 — GLG Partners, Inc. (“GLG”) (NYSE: GLG) today reported a GAAP net loss attributable to common stockholders for the quarter ended June 30, 2010 of $74.6 million, or $0.32 per fully diluted share. Non-GAAP adjusted net loss was $3.0 million, or $0.01 per non-GAAP weighted average fully diluted share, for the three months ended June 30, 2010, inclusive of $12.0 million, or $0.04 per non-GAAP weighted average fully diluted share(2), of expenses related to the proposed merger with Man Group plc.
“We continued to deliver for our investing clients in the first half of 2010 with our alternative strategies up 3.8% and many of our long only strategies well ahead of the leading market benchmarks,” said Noam Gottesman, GLG Chairman and Co-Chief Executive. “Given our strong track record and platform, we are well positioned to benefit as the capital allocation cycle gains momentum. Our net AUM inflows have risen each quarter over the past year, culminating in net inflows of $1.0 billion in Q1 2010 and $1.5 billion in Q2 2010.”
“It is our industry leading investment team and our established track record of delivering long-term performance across our broad platform of investment products which allows us to continue to attract investors,” added Emmanuel Roman, Co-CEO of GLG. “Looking ahead, we expect to be positioned strongly with increased scale, broader distribution and an unwavering focus on investment performance for our clients.”
1 Performance is typically measured by the longest running share class in each fund. See the Appendix for a description of how dollar-weighted average returns are calculated.
2 See “Non-GAAP Financial Measures” for further detail.

Table 1: Financial Highlights
(US$ in millions except per share amounts)

	Q2 2010	Q2 2009	YoY Δ	H1 2010	H1 2009	YoY Δ
Closing net assets under management (AUM)	22,956	19,094	20%	22,956	19,094	20%
Net revenues	77.2	86.1	(10%)	130.9	137.9	(5%)
GAAP net (loss) attributable to common stockholders	(74.6)	(24.4)	—	(135.4)	(144.6)	(6%)
GAAP fully diluted EPS	(0.32)	(0.11)	—	(0.59)	(0.67)	(12%)
Non-GAAP adjusted net (loss) / income	(3.0)	85.3	(104%)	(6.1)	90.6	(107%)
Non-GAAP adjusted net (loss) / income per non-GAAP weighted average fully diluted share(3)	(0.01)	0.26	(104%)	(0.02)	0.29	(107%)
3 Shares associated with the convertible notes have been excluded from the non-GAAP weighted average fully diluted share count for Q2 2010 and H1 2010 due to their anti-dilutive impact and no convertible note interest was added back to non-GAAP adjusted net loss for the periods. In Q2 2009 and H1 2009, however, the shares associated with the convertible notes have been included in the non-GAAP weighted average fully diluted share counts due to their dilutive impact and convertible note interest in the amount of $1.6 million was added back to non-GAAP adjusted net income for the periods.
The June 2010 quarter and first half 2010 results include $12.0 million (pre and after-tax), or $0.04 per non-GAAP weighted average fully diluted share(2), of expenses related to the proposed merger with Man Group plc.
The June 2009 quarter and first half 2009 results reflected the following significant items: an $84.8 million gain on the extinguishment of debt (or approximately $75 million on an after-tax basis), $4.1 million of acquisition and restructuring costs associated with the acquisition of Société Générale Asset Management UK (“SGAM UK”) ($3.2 million on an after-tax basis) and a $2.0 million operating loss on a pre and after-tax basis from SGAM UK.
GAAP net loss attributable to common stockholders for the first half of 2010 was $135.4 million, or $0.59 per fully diluted share. Non-GAAP adjusted net loss was $6.1 million, or $0.02 per non-GAAP weighted average fully diluted share, for the six months ended June 30, 2010.
GLG’s GAAP results include certain significant and largely non-cash expenses associated with its reverse acquisition transaction with Freedom Acquisition Holdings in November 2007 (“Acquisition-related compensation expense”). GLG’s management assesses the underlying performance of its business based on certain non-GAAP metrics which exclude Acquisition-related compensation expense. These metrics are discussed in detail under “Non-GAAP Financial Measures”.
Merger with Man Group plc
GLG announced on May 17, 2010 that it had agreed to be acquired by Man Group plc (“Man”). The proposed acquisition will be made through two concurrent transactions: a cash merger under a merger agreement entered into among GLG, Man and a Man merger subsidiary; and a share exchange under an agreement entered into among Man and GLG’s principals (Noam Gottesman, Pierre Lagrange and Emmanuel Roman, together with their related trusts and affiliated entities) and two limited partnerships that held shares for the benefit of key personnel who are participants in GLG’s equity participation plan or permitted transferees of the partnerships.

The transaction is subject to closing conditions, including approval by both Man and GLG shareholders. The closing of the transaction is expected to take place near the end of the third quarter of 2010.
Transaction costs associated with the proposed merger with Man of $12.0 million (pre and after-tax), or $0.04 per non-GAAP weighted average fully diluted share(2), have been recognized during the second quarter of 2010 within the statement of operations.
Assets under Management Summary
GLG’s total net assets under management (“AUM”) as of June 30, 2010 were approximately $23.0 billion (net of assets invested from other GLG managed funds), down 3.0% from March 31, 2010, up 3.5% from December 31, 2009, and up 20.2% from June 30, 2009.
Positive net inflows of approximately $1.5 billion for the three months ended June 30, 2010 ($0.5 billion of which came from alternative strategies and $1.0 billion of which came from long only strategies) were offset by performance driven reductions in AUM during a period in which broad stock market indices such as the MSCI World and S&P 500 registered declines of 11.2% and 11.6%, respectively. The effect of currency translation related to the decline of the Euro and British Pound Sterling relative to the U.S. Dollar decreased net AUM by $725 million in the quarter ended June 30, 2010. (See Table 2 for a net AUM roll forward and Table 3 for investment performance by strategy.)
Positive net inflows of approximately $2.5 billion for the six months ended June 30, 2010 ($1.3 billion of which came from alternative strategies and $1.2 billion of which came from long only strategies) were partially offset by the effect of currency translation which decreased net AUM by roughly $1.5 billion in the first half of 2010. Performance reduced net AUM by approximately $0.2 billion for the six months ended June 30, 2010, a period in which broad stock market indices such as the MSCI World and S&P 500 registered declines of 7.1% and 6.9%, respectively. (See Table 2 for a net AUM roll forward and Table 3 for investment performance by strategy.)
GLG’s total gross AUM (including assets invested from other GLG managed funds) was $24.9 billion as of June 30, 2010, down 3.6% from March 31, 2010, up 2.2% from December 31, 2009, and up 15.5% from June 30, 2009.

Table 2: Assets Under Management
(US$ in millions)

	As of June 30,
	2010	2009
Alternative strategies[4]	$12,088	$10,441
Long only strategies[5]	12,820	11,131
Gross AUM	$24,908	$21,572
YoY % Change	15.5%	(22.7%)
Less: alternative strategy investments in GLG Funds	$(956)	$(1,456)
Less: long only strategy investments in GLG Funds	(996)	(1,022)
Net AUM	$22,956	$19,094
YoY % Change	20.2%	(19.3%)
Quarterly average net AUM[6]	$23,312	$18,840

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Opening Net AUM	$23,668	$14,031	$22,175	$15,039
Inflows (net of redemptions)[7]	1,537	2,226	2,491	2,276
Performance (gains net of losses and fees)	(1,524)	1,797	(232)	990
Currency translation impact (non-US$ AUM expressed in US$)	(725)	1,040	(1,477)	789

Closing Net AUM	$22,956	$19,094	$22,956	$19,094
% of Opening Net AUM
Net inflows (net of redemptions)	6.5%	15.9%	11.2%	15.1%
Net performance (gains net of losses and fees)[8]	(6.4%)	12.8%	(1.0%)	6.6%
Net currency translation impact (non-US$ expressed in US$)	(3.1%)	7.4%	(6.7%)	5.2%
Note: Managed accounts amounted to $11.6 billion in net AUM at June 30, 2010 and $8.6 billion in net AUM at June 30, 2009.
4 Alternative strategy gross AUM includes all alternative strategy funds, all 130/30 strategy funds, all managed accounts managed in accordance with alternative and 130/30 strategies, and cash and other holdings.
5 Long only strategy gross AUM includes all long only funds and managed accounts managed in accordance with a long only strategy.
6 Quarterly average net AUM for a given period is calculated as a 2 point (quarter open and close) average. Average net AUM for Q2 2009 excludes the approximately $3 billion mandate pursuant to the sub-advisory arrangement with SGAM UK which terminated upon the completion of its acquisition on April 3, 2009 and includes net AUM of approximately $7 billion acquired from SGAM UK on April 3, 2009 as if the assets were acquired on April 1, 2009.
7 Inflows for the second quarter and first half of 2009 include SGAM UK net inflows of approximately $2.6 billion.
8 Performance as a percentage of opening net AUM is based on both opening AUM and inflows and outflows during the period and can be influenced by significant inflows or outflows.

Table 3: Investment Performance

				YTD through July
			July 2010[9]	2010[9]
	Q2 2010	H1 2010	(Estimated)	(Estimated)
GLG dollar-weighted average returns:
Alternative strategies	(1.4%)	3.8%	1.7%	5.6%
130/30 strategies	(3.9%)	2.1%	2.7%	4.8%
Long only strategies	(9.6%)	(4.2%)	6.1%	1.6%
MSCI World Index	(11.2%)	(7.1%)	6.1%	(1.4%)
S&P 500 Index	(11.6%)	(6.9%)	7.0%	(0.5%)
9 July dollar-weighted average returns are calculated based on estimated July month-end net asset values (NAVs). See the Appendix for a description of how dollar-weighted average returns are calculated.
Financial and Operational Summary
Second Quarter 2010
REVENUES
Net revenues and other income were $77.2 million for the quarter ended June 30, 2010, down 10.4% from the year ago period. Higher management fees and administration, service and distribution fees on strong net AUM growth were more than offset by lower performance fees and lower other income generated during the second quarter of 2010.
Second quarter 2010 performance fees were $22.4 million, down $15.6 million from the same period last year. These fees largely reflect first half performance in keeping with GLG’s policy to recognize performance fees when they crystallize, generally on June 30 and December 31 of each year. The amount of performance fees generated during the first half of 2010 was limited by the complexion of GLG’s first half 2010 investment returns and the level of AUM in position to earn performance fees entering 2010.
Management fees and administration, service and distribution fees totalled $54.5 million for the quarter ended June 30, 2010, up 30.0% year over year. The annualized yield on management fees and administration, service and distribution fees was 0.94% of average net AUM6, up 7 basis points (“bps”) from the first quarter of 2010 and up 5 bps compared to the annualized yield in the second quarter of 2009. The combination of inflows and performance over the past year has generated higher net AUM and modestly higher yields on GLG’s net AUM.
Other income decreased by $5.9 million from the second quarter of 2009 to $0.3 million for the three months ended June 30, 2010 reflecting lower foreign exchange gains on non-dollar denominated cash held on GLG’s balance sheet due to the strengthening of the U.S. Dollar during the period.
EXPENSES
GAAP compensation, benefits and profit share for the quarter ended June 30, 2010 decreased to $121.6 million compared to $171.9 million in the same quarter last year on significantly lower Acquisition-related compensation expense, primarily a function of shares vesting under the Agreement Among Principals and Trustees (see “Non-GAAP Financial Measures” for further detail) and share awards vesting in the fourth quarter of 2009.

Non-GAAP compensation, benefits and profit share (“non-GAAP CBP”) decreased in the quarter ended June 30, 2010 by $1.9 million from the year ago period to $41.1 million. GAAP compensation, benefits and profit share and non-GAAP CBP for the second quarter of 2010 include $2.2 million of share-based compensation attributable to the change in the share price between the date the proposed merger with Man was announced and June 30, 2010, with respect to those share awards accounted for on a variable basis. Non-GAAP CBP is a financial measure not prepared under GAAP, and includes compensation, benefits and profit share but excludes Acquisition-related compensation expense described below under “Non-GAAP Financial Measures”.
The total level of non-GAAP CBP when expressed as a percentage of revenues and other income rose 3 percentage points to 53.3% in the quarter ended June 30, 2010 from the same period last year. Share-based compensation associated with the proposed merger with Man (as described above), when expressed as a percentage of revenues and other income, was 2.8% for the three months ended June 30, 2010. Absent the expenses related to the proposed merger with Man, the second quarter 2010 non-GAAP CBP ratio was flat year over year. The non-GAAP CBP to revenue ratio in the second quarter of 2010 reflects the expenses related to the proposed merger with Man, reduced payroll liabilities (as a result of the positive conclusion of a statutory audit) and a relatively low level of performance fees.
Please note that GLG’s compensation, benefits and profit share and non-GAAP CBP have large discretionary components and are finalized based primarily on full year performance as at December 31 of each year.
General, administrative, and other expenses for the quarter ended June 30, 2010 increased $6.9 million from the year ago period to $32.3 million and includes $9.8 million of expenses related to the proposed merger with Man. These merger-related expenses drove the increase versus the year ago period, and were partially offset by ongoing expense reduction measures and foreign exchange effects.
Net interest expense was $2.5 million during the quarter ended June 30, 2010 versus $3.3 million in the same period a year ago. Net interest expense reflects the cost of borrowings under GLG’s term loan, revolving credit facilities and convertible notes, offset by the amortization of the deferred portion of the gain on debt restructuring and interest income on cash balances.
Realized losses on available-for-sale investments were $1.0 million in the second quarter of 2010 and $0 in the same period a year ago. The realized loss on available-for sale investments relates to investments made in GLG funds on behalf of participants in the equity participation plan. These investments are consolidated on GLG’s balance sheet under GAAP but are excluded from the calculation of non-GAAP adjusted net income, as the gains or losses on these investments ultimately flow to the participants in the plan.
In the second quarter of 2009, a net gain of approximately $75.0 million was recognized on the extinguishment of debt as $284.5 million in debt was repurchased in the period for $170.7 million (the difference between the $113.8 million discount paid to face value on the repurchase and the recorded gain in the statement of operations of $84.8 million is being amortized as a reduction of interest expense over 28 months). There was also a gain in the quarter ended June 30, 2009 of $21.1 million reflecting negative goodwill from the acquisition of SGAM UK (intangibles of $33.3 million associated with the acquisition are being amortized over 9 years). The negative goodwill gain, related amortization and associated tax benefit are excluded from the calculation of non-GAAP adjusted net income as these items are not factored into management’s assessment of the underlying performance of GLG’s business.
TAXES
GAAP income tax expense decreased by $0.6 million from the year ago period to $1.3 million as a result of the increase in GAAP net loss in the second quarter of 2010.

First Half 2010
REVENUES
Net revenues and other income for the first half of 2010 were $130.9 million, down 5.0% from the year ago period. Higher management fees and administration, service and distribution fees on strong net AUM growth were more than offset by lower performance fees and other income.
First half 2010 performance fees were $25.1 million, down $23.7 million from the same period last year. These fees largely reflect first half performance in keeping with GLG’s policy to recognize performance fees when they crystallize, generally on June 30 and December 31 of each year. The amount of performance fees generated during the first half of 2010 was limited by the complexion of GLG’s first half 2010 investment returns and the level of AUM in position to earn performance fees entering 2010.
Management fees and administration, service and distribution fees totalled $104.6 million for the six months ended June 30, 2010, up 27.7% year over year. The annualized yield on management, administration, service and distribution fees was 0.91% of average net AUM10, down 17 bps compared to the annualized yield in the first half of 2009. The decrease in the annualized yield compared to the first half of 2009 reflects the addition of lower yielding SGAM UK long only net AUM in April 2009 partially offset by significant performance and inflow-related increases of net AUM and the resultant modest rise in the yield of GLG’s net AUM since June 30, 2009.
Other income decreased by $5.9 million from the first half of 2009 to $1.3 million for the six months ended June 30, 2010 reflecting lower foreign exchange gains on non-dollar denominated cash held on GLG’s balance sheet due to the strengthening of the U.S. Dollar during the period.
EXPENSES
GAAP compensation, benefits and profit share for the six months ended June 30, 2010 decreased to $223.0 million compared to $318.6 million for the same period last year on significantly lower Acquisition-related compensation expense, primarily a function of shares vesting under the Agreement Among Principals and Trustees (see “Non-GAAP Financial Measures” for further detail) and share awards vesting in the fourth quarter of 2009.
Non-GAAP CBP increased in the first half of 2010 by $13.1 million from the year ago period to $76.1 million. GAAP compensation, benefits and profit share and non-GAAP CBP for the first half of 2010 include $2.2 million of share-based compensation attributable to the change in the share price between the date the proposed merger with Man was announced and June 30, 2010, with respect to those share awards accounted for on a variable basis.
The total level of non-GAAP CBP when expressed as a percentage of revenues and other income rose 12.4 percentage points to 58.1% in the six months ended June 30, 2010 from the same period last year. Share-based compensation associated with the proposed merger with Man (as described above), when expressed as a percentage of revenues and other income, was 1.6% for the six months ended June 30, 2010. The non-GAAP CBP to revenue ratio in the first half of 2010 reflects expenses related to the proposed merger with Man, reduced payroll liabilities (as a result of the positive conclusion of a statutory audit) and first half performance fee levels.
General, administrative, and other expenses for the six months ended June 30, 2010 increased $11.3 million from the year ago period to $59.1 million and includes $9.8 million of expenses related to the proposed merger with Man. These merger-related expenses, as well as the $4.1 million one-time charge on losses related to a sublease rental in London, drove the increase versus the year ago period.
10 Average net AUM for a given period is calculated as a 3 point average for a half. Average net AUM for H1 2009 excludes the approximately $3 billion mandate pursuant to the sub-advisory arrangement with SGAM UK which terminated upon the completion of its acquisition on April 3, 2009 and includes net AUM of approximately $7 billion acquired from SGAM UK on April 3, 2009 as if the assets were acquired on April 1, 2009.

Excluding these costs, general administrative and other expenses decreased when compared to the same period last year, primarily due to ongoing expense reduction measures and foreign exchange effects.
Net interest expense was $5.6 million during the six months ended June 30, 2010 versus $5.9 million in the same period a year ago. Net interest expense reflects the cost of borrowings under GLG’s term loan, revolving credit facilities and convertible notes, offset by the amortization of the deferred portion of the gain on debt restructuring and interest income on cash balances.
Realized losses on available-for-sale investments were $0.9 million in the first half of 2010 versus $21.2 million in the year ago period. The realized loss on available-for sale investments relates to investments made in GLG funds on behalf of participants in the equity participation plan. These investments are consolidated on GLG’s balance sheet under GAAP but are excluded from the calculation of non-GAAP adjusted net income, as the gains or losses on these investments ultimately flow to the participants in the plan.
During the first half of 2009, a net gain of approximately $75.0 million was recognized on the extinguishment of debt as $284.5 million in debt was repurchased in the period for $170.7 million (the difference between the $113.8 million discount paid to face value on the repurchase and the recorded gain in the statement of operations of $84.8 million is being amortized as a reduction of interest expense over 28 months). There was also a gain in the six months ended June 30, 2009 of $21.1 million reflecting negative goodwill from the acquisition of SGAM UK (intangibles of $33.3 million associated with the acquisition are being amortized over 9 years). The negative goodwill gain, related amortization and associated tax benefit are excluded from the calculation of non-GAAP adjusted net income as these items are not factored into management’s assessment of the underlying performance of GLG’s business.
TAXES
GAAP income tax expense decreased by $10.5 million from the year ago period to reflect a credit of $8.0 million. The decrease in income tax expense was mainly due to a one-time tax credit of $7.3 million recognized in the first half of 2010.
Capital
As of June 30, 2010, there were 262.8 million common shares, 58.9 million FA Sub 2 Limited Exchangeable Shares, convertible notes convertible into 61.4 million common shares, and 54.5 million warrants outstanding (251.1 million common shares, 58.9 million Exchangeable Shares, convertible notes convertible into 61.4 million common shares and 54.5 million warrants, respectively, at March 31, 2010 and 250.3 million common shares, 58.9 million Exchangeable Shares, convertible notes convertible into 61.4 million common shares and 54.5 million warrants, respectively, at June 30, 2009). Approximately 40,000 shares were repurchased and no warrants were repurchased or exercised during the second quarter of 2010.
About GLG
GLG Partners, Inc. is a global asset management company offering its clients a wide range of performance-oriented investment products and managed account services. Founded in 1995 and listed on the New York Stock Exchange in 2007 under the ticker symbol “GLG”, GLG is dedicated to achieving consistent, superior investment returns through traditional, alternative and hybrid investment strategies. The performance GLG generates for its clients is driven by the proven expertise of its team of investment professionals underpinned by a rigorous approach to investment analysis and a strong focus on risk management. GLG managed estimated net AUM of approximately $23.0 billion as of June 30, 2010. GLG maintains an Investor Relations website at www.glgpartners.com and routinely posts important information on its website for investors. Additionally, GLG uses the website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD promulgated by the SEC. These disclosures are included on GLG’s website under the section “Investor Relations — Overview”. Accordingly, investors should monitor this portion of GLG’s website, in addition to following its press releases, SEC filings and public conference calls and webcasts.
Forward-looking Statements
This press release contains statements relating to future results that are “forward-looking statements”. Words such as “will” and other statements that are not statements of historical fact are intended to identify forward-looking statements. Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: the volatility in the financial markets; GLG’s financial performance; market conditions for GLG managed investment funds and accounts; performance of GLG managed investment funds and accounts, the related performance fees and the associated impacts on revenues, net income, cash flows and fund inflows/outflows; the impact of net inflows on GLG’s mix of assets under management and the associated impacts on revenues; the cost of retaining GLG’s key investment and other personnel or the loss of such key personnel; risks associated with the expansion of GLG’s business in size and geographically; operational risk, including counterparty risk; satisfaction of the conditions of the pending acquisition transaction with Man Group plc, including the approval of a majority of unaffiliated stockholders; the costs and expenses associated with the pending acquisition transaction; contractual restrictions on the conduct of GLG’s business included in the merger agreement; the potential loss of key personnel, disruption of its business and operations or any impact on GLG’s relationships with third parties as a result of the pending acquisition transaction; any delay in consummating the proposed acquisition transaction or the failure to consummate the transaction; and the outcome of, or expenses associated with, any litigation which may arise in connection with the pending acquisition transaction, including the purported class action civil suits filed in Delaware Chancery Court and New York Supreme Court; litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on GLG’s resources; risks related to the use of leverage, investment in derivatives, availability of credit, interest rates and currency fluctuations; as well as other risks and uncertainties, including those set forth in GLG’s filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and GLG undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Nothing in this press release should be construed as or is intended to be a solicitation for or an offer to provide investment advisory services.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.
Additional Information
GLG has filed with the SEC a preliminary proxy statement and intends to mail a definitive proxy statement and other relevant documents to GLG stockholders in connection with the proposed acquisition of GLG by Man Group plc through two concurrent transactions: the merger of a wholly owned subsidiary of Man with and into GLG and a share exchange transaction in which certain GLG stockholders will exchange their GLG shares for Man ordinary shares. GLG stockholders and other interested persons are advised to read GLG’s preliminary proxy statement, and when available, amendments thereto and the definitive proxy statement in connection with GLG’s solicitation of proxies for the special meeting to be held to approve the proposed merger because the preliminary proxy statement contains and the definitive proxy statement will contain important information about GLG and the proposed transaction. The definitive proxy statement will be mailed to stockholders as of a record date established for voting on the proposed merger. Stockholders may obtain a free copy of these materials (when they are available) and other documents filed with the SEC from the SEC’s website at www.sec.gov. A free copy of the preliminary proxy statement and, when it becomes available, the definitive proxy statement also may be obtained by contacting Investor Relations, GLG Partners, Inc., 399 Park Avenue, 38th floor, New York, New York

10022, telephone (212) 224-7200 and through GLG’s website at www.glgpartners.com. GLG and its directors and executive officers may be deemed participants in the solicitation of proxies from GLG’s stockholders. GLG’s stockholders may obtain information about GLG’s directors and executive officers, their ownership of GLG shares and their interests in the proposed transaction by reading GLG’s preliminary proxy statement and, when it becomes available, definitive proxy statement for the special meeting. A free copy of these documents (when they are available) may be obtained from the SEC website or by contacting GLG as indicated above.
Contacts

Investors / Analysts:	Jeffrey Rojek
Chief Financial Officer
+1 212 224 7245
jeffrey.rojek@glgpartners.com

Michael Hodes
Director of Public Markets
+1 212 224 7223
michael.hodes@glgpartners.com

Shirley Chan
Associate of Public Markets
+1 212 224 7257
shirley.chan@glgpartners.com

Media:	David Waller
Director of Communications
+44 207 016 7015
david.waller@glgpartners.com

Matthew Newton / Talia Druker
Finsbury
+44 207 251 3801
glg@finsbury.com

Andy Merrill / Astrid Josephson
Finsbury
+1 212 303 7600
glg@finsbury.com

Non-GAAP Financial Measures
GLG presents certain financial measures that are not prepared in accordance with U.S. generally accepted accounting principles (GAAP), in addition to financial results prepared in accordance with GAAP.
Non-GAAP compensation, benefits and profit share: GLG’s management assesses its personnel-related expenses based on the measure non-GAAP compensation, benefits and profit share, or non-GAAP CBP. Non-GAAP CBP reflects GAAP compensation, benefits and profit share adjusted to exclude Acquisition-related compensation expense in connection with the acquisition by Freedom Acquisition Holdings Inc. (“Freedom”) of GLG Partners LP and associated entities in November 2007 (the “Acquisition”). A reconciliation of non-GAAP CBP to GAAP compensation, benefits and profit share is provided in the following pages.
Acquisition-related compensation expense reflects GAAP accounting for two primary items: (1) the Agreement Among Principals and Trustees, which is a retention-driven agreement that requires GLG’s three principals and their related trusts to forfeit a formula-based percentage of their ownership interests in GLG to the remaining principals and their related trusts if one of them were to leave GLG prior to the fifth anniversary of the Acquisition (i.e., November 2012); and (2) the broadening of key personnel and employee ownership in GLG with respect to: (i) 15% of the total consideration paid for the GLG business in the Acquisition (i.e.; $150 million in cash and 33 million shares) which was awarded to fully consolidated partnerships (Sage Summit LP and Lavender Heights Capital LP) whose limited partners are key personnel of GLG; (ii) ten million shares issued in the Acquisition which were allocated to awards for the benefit of employees, service providers and certain key personnel under the 2007 Restricted Stock Plan; and (iii) approximately 250,000 shares which were allocated for the benefit of employees and certain key personnel under the 2007 Long-Term Incentive Plan at the closing of the Acquisition.
The expenses associated with the Agreement Among Principals and Trustees are non-cash, have been the largest component of the Acquisition-related compensation expense and will end in 2012. Any forfeited shares will not return to nor benefit GLG.
Management believes Acquisition-related compensation expense does not reflect GLG’s ongoing core business operations and compensation expense and excludes such amounts for assessing GLG’s ongoing core business performance.
Non-GAAP CBP is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP compensation, benefits and profit share.
Non-GAAP Adjusted Net Income: GLG’s management assesses the underlying performance of its business based on the measure “non-GAAP adjusted net income,” which adjusts GAAP net loss before non-controlling interests for: (1) the Acquisition-related compensation expense; (2) to the extent that GLG records a tax benefit in connection with Acquisition-related compensation expense that is tax deductible for GAAP purposes, the impact of that tax benefit in calculating non-GAAP adjusted net income; (3) any gains or losses realized from investments in GLG Funds held for the benefit of equity participation plan participants in connection with the Acquisition; (4) the cumulative dividends payable to the holders of exchangeable shares of GLG’s FA Sub 2 Limited subsidiary in respect of its estimate of the net taxable income of FA Sub 2 Limited allocable to such holders multiplied by an assumed tax rate; and (5) amortization of the intangible assets recognized in relation to the acquired management contracts of SGAM UK and its associated tax effect. The definition of non-GAAP adjusted net income was modified in the second quarter of 2009 to reflect certain additional adjustments arising from the SGAM UK acquisition, as these items are not factored into management’s assessment of the underlying performance of GLG’s business. A reconciliation of non-GAAP adjusted net income to GAAP net loss before non-controlling interests is provided in the following pages.
For periods in which the conversion of the convertible notes would be dilutive and the underlying shares are included in the non-GAAP weighted average fully diluted share count, GLG’s management further adjusts the non-GAAP adjusted net income measure to add back the amount of the convertible note interest expense for the period for purposes of the non-GAAP adjusted net income per non-GAAP weighted average fully diluted share calculation.

Non-GAAP adjusted net income is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP net loss as an indicator of GLG’s operating performance or any other measures of performance derived in accordance with GAAP.
Non-GAAP Weighted Average Fully Diluted Shares: GLG’s management assesses business performance per share based on the measure “non-GAAP weighted average fully diluted shares,” which adjusts average fully diluted shares outstanding under GAAP for (1) the unvested shares issued pursuant to GLG’s equity participation plan, which are recorded under GAAP as treasury shares, but upon which it will pay dividends to the extent it pays them on vested shares; (2) unvested shares awarded under GLG’s 2007 Restricted Stock Plan and Long-Term Incentive Plans upon which it will pay dividends to the extent it pays them on vested shares; (3) the exchange of the FA Sub 2 Limited Exchangeable Shares; (4) the conversion of the convertible notes, if the conversion is dilutive; and (5) the number of shares issuable upon exercise of the warrants under the treasury stock method.
GLG is providing these non-GAAP financial measures to enable investors, securities analysts and other interested parties to perform additional financial analysis of GLG’s personnel-related costs and its earnings from operations and because GLG believes that they will be helpful to investors in understanding all components of personnel-related costs of GLG’s business. GLG’s management believes that non-GAAP financial measures also enhance comparisons of GLG’s core results of operations with historical periods. In particular, GLG believes that the non-GAAP adjusted net income measure better represents economic income than does GAAP net loss primarily because of the adjustments described under “Non-GAAP Adjusted Net Income” above. In addition, GLG uses these non-GAAP financial measures in its evaluation of its core results of operations and trends between fiscal periods and believes these measures are an important component of its internal performance measurement process. GLG also prepares forecasts for future periods on a basis consistent with these non-GAAP financial measures.
In addition, GLG’s management is presenting the non-GAAP weighted average fully diluted share impact of expenses related to the proposed merger with Man (the GAAP $12.0 million expense divided by the non-GAAP weighted average fully diluted share count presented in the attached Share Count Reconciliation) because GLG believes that it is important information for the reader of its financial statements to understand GLG’s core operating results excluding the expenses related to the proposed merger with Man.
Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, or superior to, measures of performance prepared in accordance with GAAP. The non-GAAP financial measures presented by GLG may be different from financial measures used by other companies.

APPENDIX
Alternative Strategy Dollar-Weighted Average Returns
GLG alternative strategy dollar-weighted average returns are calculated as the composite performance of the alternative strategy funds listed below and funds that have closed, in addition to managed accounts managed in accordance with alternative strategies, weighted by the sum of month-end AUM and net inflows on the subsequent dealing day:
GLG ALPHA SELECT FUND
GLG ATLAS GLOBAL MACRO FUND
GLG ATLAS VALUE & RECOVERY FUND
GLG CONSUMER FUND
GLG CONVERTIBLE OPPORTUNITY FUND
GLG CREDIT FUND
GLG EMERGING CURRENCY AND FIXED INCOME FUND
GLG EMERGING EQUITY FUND
GLG EMERGING MARKETS CREDIT OPPORTUNITY FUND
GLG EMERGING MARKETS FUND
GLG EMERGING MARKETS OPPORTUNITIES FUND
GLG ESPRIT FUND
GLG EUROPEAN DISTRESSED FUND
GLG EUROPEAN LONG-SHORT FUND
GLG EUROPEAN OPPORTUNITY FUND
GLG EVENT DRIVEN FUND
GLG FINANCIALS FUND
GLG GLOBAL CONVERTIBLE FUND
GLG GLOBAL EQUITY TACTICAL FUND
GLG GLOBAL MINING FUND
GLG GLOBAL UTILITIES FUND
GLG MARKET NEUTRAL FUND
GLG NORTH AMERICAN OPPORTUNITY FUND
GLG SELECT OPPORTUNITIES FUND
GLG TECHNOLOGY FUND
For the month of July 2010, dollar-weighted average returns are based on estimated month-end NAVs of the funds listed above as at July 30, 2010. AUMs are estimated as at August 2, 2010.

Long Only Strategy Dollar-Weighted Average Returns
GLG long only strategy dollar-weighted average returns are calculated as the composite performance of the long only strategy funds listed below and funds that have closed, in addition to managed accounts managed in accordance with a long only strategy (except those over which GLG does not exercise full control), weighted by the sum of month-end AUM and net inflows on the subsequent dealing day:
GLG AMERICAN GROWTH FUND
GLG ASIA-PACIFIC FUND
GLG BALANCED FUND
GLG CAPITAL APPRECIATION (DIST) FUND
GLG CAPITAL APPRECIATION FUND
GLG EAFE (INST) II FUND
GLG ENVIRONMENT FUND
GLG ESPRIT CONTINENTAL EUROPE FUND
GLG EUROPEAN EQUITY FUND
GLG EUROPEAN EQUITY (INST) FUND
GLG GLOBAL CONVERTIBLE UCITS (DIST) FUND
GLG GLOBAL CONVERTIBLE UCITS FUND
GLG GLOBAL EMERGING MARKET FUND
GLG INTERNATIONAL SMALL CAP FUND
GLG JAPAN CORE ALPHA EQUITY (DUBLIN) FUND
GLG JAPAN CORE ALPHA EQUITY FUND
GLG JAPAN CORE ALPHA FUND
GLG NORTH AMERICAN EQUITY FUND
GLG PERFORMANCE (DIST) FUND
GLG PERFORMANCE (INST) II FUND
GLG PERFORMANCE FUND
GLG TECHNOLOGY EQUITY FUND
GLG UK GROWTH FUND
GLG UK INCOME FUND
GLG UK SELECT EQUITY FUND
GLG UK SELECT FUND
GLG US RELATIVE VALUE FUND
OCEAN EQUITY EASTERN EUROPE FUND*
OCEAN EQUITY MENA OPPORTUNITIES FUND*
OCEAN EQUITY GCC OPPORTUNITIES FUND*
SGAM EQUITY CONCENTRATED EUROLAND FUND*
SGAM EQUITY CONCENTRATED EUROPE FUND*
SGAM EQUITY EMERGING EUROPE FUND*
SGAM EQUITY EUROLAND FUND*
SGAM EQUITY GLOBAL EMERGING FUND*
SGAM EQUITY JAPAN CORE ALPHA FUND*
SGAM EQUITY MENA FUND*
SGAM INVEST EURO ACTION FUND*
SGAM INVEST EUROPE ACTION FUND*
SGAM INVEST GLOBAL TECHNOLOGY FUND*
SGAM OASIS MENA FUND*
For the month of July 2010, dollar-weighted average returns are based on final and estimated month-end NAVs of the funds listed above as at July 30, 2010. AUMs are estimated as at August 2, 2010.
*Funds managed by a SGAM entity and sub-advised by GLG.

130 / 30 or Similar Strategy Dollar-Weighted Average Returns
GLG 130 / 30 or similar strategy dollar-weighted average returns (including all UCITS III products) are calculated as the composite performance of the funds listed below, in addition to managed accounts managed in accordance with a 130 / 30 or similar strategy, weighted by the sum of month-end AUM and net inflows on the subsequent dealing day:
GLG ALPHA SELECT (UCITS III) FUND
GLG EMERGING MARKETS FIXED INCOME & CURRENCY (UCITS III) FUND
GLG EMERGING MARKETS EQUITY (UCITS III) FUND
GLG EMERGING MARKETS EQUITY II (UCITS III) FUND
GLG EMERGING MARKETS CREDIT OPPORTUNITY (UCITS III) FUND
GLG EMERGING MARKETS (UCITS III) FUND
GLG PURE ALPHA (UCITS III) FUND
For the month of July 2010, dollar-weighted average returns are based on estimated month-end NAVs of the funds listed above as at July 30, 2010. AUMs are estimated as at August 2, 2010.
SOURCE: GLG Partners, Inc.

GLG Partners, Inc.
Unaudited Consolidated Balance Sheets
(US$ in thousands, except per share amounts; US GAAP)

	As of June 30,	As of December 31,
	2010	2009
Assets

Current Assets
Cash and cash equivalents	$201,338	$263,782
Restricted cash	25	5,746
Fees receivable	68,073	104,541
Unsettled funds receivable	12,903	8,948
Prepaid expenses and other assets	35,113	36,892

Total Current Assets	317,452	419,909

Non-Current Assets
Investments (at fair value)	29,551	22,048
Intangible assets	29,931	34,153
Goodwill	587	587
Other non-current assets	9,595	11,228
Property, plant and equipment, net	12,901	12,856

Total Non-Current Assets	82,565	80,872

Total Assets	$400,017	$500,781

Liabilities and Stockholders’ Deficit

Current Liabilities
Rebates and sub-administration fees payable	$15,813	$19,717
Accrued compensation, benefits and profit share	44,982	138,686
Income taxes payable	3,399	9,095
Distribution payable	10,062	6,840
Unsettled funds payable	16,142	9,819
Accounts payable and other accruals	41,975	42,187
Revolving credit facility	12,281	12,281
Other liabilities	15,862	13,886

Total Current Liabilities	$160,516	$252,511

Non-Current Liabilities
Deferred Tax Liability	8,607	10,448
Loans Payable	288,027	292,891
Convertible notes	228,500	228,500

Total Non-Current Liabilities	525,134	531,839

Total Liabilities	$685,650	$784,350

Stockholders’ Deficit
Common stock, $.0001 par value; 1,000,000,000 authorized, 251,883,013 issued and outstanding (2009: 252,358,619 issued and outstanding)	$24	$24
Additional Paid in Capital	1,583,021	1,450,151
Treasury Stock, 14,101,424 (2009: 14,101,424) shares of common stock(1)	(193,189)	(193,189)
Series A voting preferred stock; 150,000,000 authorized, 58,904,993 issued and outstanding (2009: 58,904,993 issued and outstanding)	6	6
Accumulated deficit	(1,697,453)	(1,562,009)
Accumulated other comprehensive income	5,097	7,250

Total Controlling Stockholders’ Deficit	(302,494)	(297,767)

Non-controlling Interests	16,861	14,198

Total Stockholders’ Deficit	(285,633)	(283,569)

Total Liabilities and Stockholders’ Deficit	$400,017	$500,781

(1)	Represents stock held by GLG subsidiaries to be delivered in respect of future service obligations of equity participation plan participants and included in common stock issued and outstanding.

GLG Partners, Inc.
Unaudited Consolidated Statement of Operations
(US$ in thousands, except per share amounts; US GAAP)

	Three Months Ended
	June 30,
	2010	2009	% Change

Net revenues and other income

Management fees, net	$46,868	$36,031	30.1%
Performance fees, net	22,371	37,942	(41.0%)
Administration, service and distribution fees, net	7,672	5,937	29.2%
Other	308	6,232	(95.1%)

Total net revenues and other income	77,219	86,142	(10.4%)

Expenses

Compensation, benefits and profit share	121,612	171,930	(29.3%)
General, administrative and other	32,302	25,426	27.0%
Amortization of intangible assets	853	833	2.4%
Third party distribution, administration and service fees	811	665	22.0%

Total expenses	155,578	198,854	(21.8%)

Loss from operations	(78,359)	(112,712)	(30.5%)

Gain on debt extinguishment	—	84,821	—
Gain on business combination — negative goodwill	—	21,122	—
Realized loss on available-for-sale investments	(955)	—	—
Fair value movements in trading securities	(455)	—	—
Interest expense, net	(2,535)	(3,328)	(23.8%)

Loss before income taxes	(82,304)	(10,097)	715.1%
Income tax benefit / (expense)	(1,315)	(1,934)	(32.0%)

Net loss	$(83,619)	$(12,031)	595.0%

Less non-controlling interests:
Share of loss	10,079	(1,794)	—
Cumulative dividends on exchangeable shares	(1,057)	(10,552)	—

Net loss attributable to common stockholders	$(74,597)	$(24,377)	206.0%

Weighted average shares outstanding, basic and diluted (in thousands)	230,675	216,814

Net loss per common share, basic and diluted	$(0.32)	$(0.11)	190.9%

GLG Partners, Inc.
Unaudited Consolidated Statement of Operations
(US$ in thousands, except per share amounts; US GAAP)

	Six Months Ended
	June 30,
	2010	2009	% Change

Net revenues and other income

Management fees, net	$89,545	$70,458	27.1%
Performance fees, net	25,088	48,759	(48.5%)
Administration, service and distribution fees, net	15,016	11,410	31.6%
Other	1,290	7,229	(82.2%)

Total net revenues and other income	130,939	137,856	(5.0%)

Expenses

Compensation, benefits and profit share	222,952	318,586	(30.0%)
General, administrative and other	59,050	47,743	23.7%
Amortization of intangible assets	1,737	833	108.5%
Third party distribution, administration and service fees	2,142	665	—

Total expenses	285,881	367,827	(22.3%)

Loss from operations	(154,942)	(229,971)	(32.6%)

Realized loss on available-for-sale investments	(917)	(21,217)	—
Gain on debt extinguishment	—	84,821	—
Gain on business combination-negative goodwill	—	21,122	—
Fair value movements in trading securities	22	—	—
Interest expense, net	(5,581)	(5,918)	(5.7%)

Loss before income taxes	(161,418)	(151,163)	6.8%
Income tax benefit/(expense)	7,964	(2,552)	—

Net loss	$(153,454)	$(153,715)	(0.2%)

Less non-controlling interests:
Share of loss	19,067	20,227	(5.7%)
Cumulative dividends on exchangeable shares	(1,057)	(11,147)	(90.5%)

Net loss attributable to common stockholders	$(135,444)	$(144,635)	(6.4%)

Weighted average shares outstanding, basic and diluted (in thousands)	230,006	216,789

Net loss per common share, basic and diluted	$(0.59)	$(0.67)	(11.9%)

GLG Partners, Inc.
Unaudited Consolidated Statements of Cash Flows
(US$ in thousands; US GAAP)

	Six Months Ended June 30,
	2010	2009

Net cash used in operating activities	$(47,943)	$(89,010)

Net cash (used in) / provided by investing activities	(6,806)	42,053

Net cash used in financing activities	(1,688)	(18,105)

Net decrease in cash and cash equivalents	(56,437)	(65,062)

Effect of foreign currency translation on cash	(6,007)	7,156
Cash and cash equivalents at beginning of period	263,782	316,195

Cash and cash equivalents at end of period	$201,338	$258,289

GLG Partners, Inc.
Non-GAAP Adjusted Net Income for Three Months ended June 30, 2010 and June 30, 2009
(US$ in thousands)

	Three Months Ended
	June 30,
	2010	2009	% Change

Derivation of non-GAAP adjusted net income

GAAP net loss	$(83,619)	$(12,031)	—
Less: Cumulative dividends	(1,057)	(10,552)	(90.0%)
Add: Acquisition-related compensation expense	80,466	128,851	(37.6%)
Less: Tax effect of Acquisition-related compensation expense	(403)	(441)	(8.6%)
Less: Gain on business combination — negative goodwill	—	(21,122)	—
Add: Amortization of intangible assets	853	833	2.4%
Add: Realized loss on available-for-sale investments	955	—	—
Less: Tax effect of amortization of intangible assets	(238)	(233)	2.1%

Non-GAAP adjusted net (loss) / income	$(3,043)	$85,305	(103.6%)

Non-GAAP weighted average fully diluted shares (in thousands)	306,312	338,426

Non-GAAP adjusted net income
per non-GAAP weighted average fully diluted share(1)	(0.01)	0.26	(103.8%)
GLG Partners, Inc.
Non-GAAP Expenses for Three Months ended June 30, 2010 and June 30, 2009
(US$ in thousands)

	Three Months Ended
	June 30,
	2010	2009	% Change

Non-GAAP expenses

Compensation, benefits and profit share	$121,612	$171,930	(29.3%)
Less: Acquisition-related compensation expense	(80,466)	(128,851)	(37.6%)

Non-GAAP compensation, benefits and profit share (CBP)	$41,146	$43,079	(4.5%)

Third party distribution, service and advisory	811	665	22.0%

GAAP general, administrative and other	32,302	25,426	27.0%

Non-GAAP total expenses	$74,259	$69,170	7.4%

(1)	For Q2 2010, the shares associated with the convertible notes have been excluded from the non-GAAP weighted average fully diluted share count due to their anti-dilutive impact and no convertible note interest was added back to non-GAAP adjusted net loss for the period. In Q2 2009, however, the shares associated with the convertible notes have been included in the non-GAAP weighted average fully diluted share count due to their dilutive impact and convertible note interest in the amount of $1.6 million was added back to non-GAAP adjusted net income for the period.

GLG Partners, Inc.
Non-GAAP Adjusted Net Income for Six Months ended June 30, 2010 and June 30, 2009
(US$ in thousands, except per share amounts)

	Six Months Ended
	June 30,
	2010	2009	% Change

Derivation of non-GAAP adjusted net income

GAAP net loss	$(153,454)	$(153,715)	(0.2%)
Less: Cumulative dividends	(1,057)	(11,147)	(90.5%)
Add: Realized loss on available-for-sale investments	917	21,217	(95.7%)
Add: Acquisition-related compensation expense	146,873	255,588	(42.5%)
Less: Tax effect of Acquisition-related compensation expense	(627)	(796)	(21.2%)
Less: Gain on business combination — negative goodwill	—	(21,122)	—
Add: Amortization of intangible assets	1,737	833	108.5%
Less: Tax effect of amortization of intangible assets	(486)	(233)	108.6%

Non-GAAP adjusted net income	$(6,097)	$90,624	(106.7%)

Non-GAAP weighted average fully diluted shares (in thousands)	305,628	323,399

Non-GAAP adjusted net income
per non-GAAP weighted average fully diluted share(1)	$(0.02)	$0.29	(106.9%)
GLG Partners, Inc.
Non-GAAP Expenses for Six Months ended June 30, 2010 and June 30, 2009
(US$ in thousands)

	Six Months Ended
	June 30,
	2010	2009	% Change

Non-GAAP expenses

Compensation, benefits and profit share	$222,952	$318,586	(30.0%)
Add: Acquisition-related compensation expense	(146,873)	(255,588)	(42.5%)

Non-GAAP compensation, benefits and profit share (CBP)	$76,079	$62,999	20.8%

Third party distribution, service and advisory	2,142	665	222.1%

GAAP general, administrative and other	59,050	47,743	23.7%

Non-GAAP total expenses	$137,271	$111,407	23.2%

(1)	For H1 2010, the shares associated with the convertible notes have been excluded from the non-GAAP weighted average fully diluted share count due to their anti-dilutive impact and no convertible note interest was added back to non-GAAP adjusted net loss for the period. In H1 2009, however, the shares associated with the convertible notes have been included in the non-GAAP weighted average fully diluted share count due to their dilutive impact and convertible note interest in the amount of $1.6 million was added back to non-GAAP adjusted net income for the period.

GLG Partners, Inc.
Financial Supplement

					TTM to
($ in millions)	H1 2010	H1 2009	Q2 2010	Q2 2009	6/30/10	6/30/09

Opening Net AUM	$22,175	$15,039	$23,668	$14,031	$19,094	$23,668
Inflows (net of redemptions)	2,491	2,276	1,537	2,226	3,429	865
Performance (gains net of losses and fees)	(232)	990	(1,524)	1,797	1,670	(4,797)
Currency translation impact (non-US$ AUM expressed in US$)	(1,477)	789	(725)	1,040	(1,236)	(642)
Closing Net AUM	22,956	19,094	22,956	19,094	22,956	19,094
Closing Gross AUM	24,908	21,572	24,908	21,572	24,908	21,572

Average net AUM(1)	22,933	15,179	23,312	18,840	21,030	17,727

(US$ in thousands, except per share amounts)

Management fees, net	$89,545	$70,458	$46,868	$36,031	$171,615	$198,889

Performance fees, net	25,088	48,759	22,371	37,942	90,934	73,347

Administration, service and distribution fees, net	15,016	11,410	7,672	5,937	29,291	37,858

Other	1,290	7,229	308	6,232	2,117	2,563

Total net revenues and other income	$130,939	$137,856	$77,219	$86,142	$293,957	$312,657

Compensation, benefits and profit share(2)	222,952	318,586	121,612	171,930	592,678	721,761

General, administrative and other(3)	59,050	47,743	32,302	25,426	92,664	110,259

Third party distribution, service and advisory	2,142	665	811	665	4,753	665

Amortization of intangible assets	1,737	833	853	833	3,672	833

Total expenses	$285,881	$367,827	$155,578	$198,854	$703,585	$833,518

Loss from operations	$(154,942)	$(229,971)	$(78,359)	$(112,712)	$(409,628)	$(520,861)

Interest expense, net	(5,581)	(5,918)	(2,535)	(3,328)	(11,365)	(14,406)

Realized gain / (loss) on available-for-sale investments	(917)	(21,217)	(955)	—	(1,555)	(21,217)

Fair value movements in trading securities	22	—	(455)	—	22	—

Gain on debt extinguishment	—	84,821	—	84,821	—	84,821

Gain on business combination — negative goodwill	—	21,122	—	21,122	—	21,122

Income tax expense / (benefit)	7,964	(2,552)	(1,315)	(1,934)	13,716	(7,287)

GAAP net income before non-controlling interests	$(153,454)	$(153,715)	$(83,619)	$(12,031)	$(408,810)	$(457,828)

Less / Add: Realized (gain) / loss on available-for-sale investments	917	21,217	955	—	1,555	21,217
Add: Acquisition-related compensation expense	146,873	255,588	80,466	128,851	338,895	611,731
Less: Tax effect of Acquisition-related compensation expense	(627)	(796)	(403)	(441)	(40)	1,327
Less: Cumulative dividends	(1,057)	(11,147)	(1,057)	(10,552)	1,173	(16,610)
Less: Gain on business combination — negative goodwill	—	(21,122)	—	(21,122)	—	(21,122)
Add: Amortization of intangible assets	1,737	833	853	833	3,672	833
Less: Tax effect of amortization of intangible assets	(486)	(233)	(238)	(233)	(1,028)	(233)

Non-GAAP adjusted net (loss) / income(4)	$(6,097)	$90,624	$(3,043)	$85,305	$(64,583)	$139,315

Non-GAAP weighted average fully diluted shares (in thousands)	305,628	323,399	306,312	338,426	305,628	323,399

Non-GAAP adjusted net (loss) / income per non-GAAP weighted average fully diluted share(5)	(0.02)	0.29	(0.01)	0.26	(0.21)	0.44

Management fees and Administration, service and distribution fees / Average net AUM(1)(6)	0.91%	1.08%	0.94%	0.89%	0.96%	1.34%
Total net revenues and other income / Average net AUM(1)(6)	1.14%	1.82%	1.32%	1.83%	1.40%	1.76%
Compensation, benefits and profit share less acquisition-related compensation expense (“CBP”) / Total net revenues and other income	58.1%	45.7%	53.3%	50.0%	86.3%	35.2%
General, administrative and other expenses / Average net AUM(1)(6)	0.5%	0.6%	0.6%	0.5%	0.4%	0.6%
Non-GAAP adjusted net income(4)/ Total net revenues and other income	(4.7%)	65.7%	(3.9%)	99.0%	(22.0%)	44.6%
Effective tax rate(7)	48.7%	14.0%	(10043.3%)	13.4%	(2.7%)	13.9%

(1)	Average net AUM for a given period is calculated as a 2 point average for the quarters, a 3 point average for the halves and a 5 point average for the 12-month periods. Q2 2009, H1 2009 and TTM to Q2 2009 average net AUMs exclude the approximately $3 billion of AUM mandated in December 2008 pursuant to a sub-advisory arrangement with SGAM UK which terminated upon the acquisition of SGAM UK on April 3, 2009 and include net AUM of approximately $7 billion acquired with SGAM UK on April 3, 2009 as if the AUM were acquired on April 1, 2009.

(2)	Includes $2.2 million of expenses related to the proposed merger with Man which were recognized during Q2 2010.

(3)	Includes $9.8 million of expenses related to the proposed merger with Man which were recognized during Q2 2010.

(4)	See “Non-GAAP Financial Measures” for further detail.

(5)	Shares associated with the convertible notes issued in May 2009 have been included in the non-GAAP weighted average fully diluted share count for the Q2 2009, H1 2009 and TTM to Q2 2010 periods due to their dilutive impact and convertible note interest in the amount of $1.6 million has been added back to non-GAAP adjusted net income for these periods. In Q2 2010, H1 2010 and TTM to Q2 2010, however, the shares associated with the convertible notes have been excluded from the non-GAAP weighted average fully diluted share count due to their anti-dilutive impact and no convertible note interest was added back to non-GAAP adjusted net loss for the periods.

(6)	Ratios are annualized for quarterly periods.

(7)	Equals the sum of income taxes, cumulative dividends and tax effect of Acquisition-related compensation expense and amortization of intangible assets divided by the sum of adjusted net income, income taxes, cumulative dividends and tax effect of Acquisition-related compensation expense and amortization of intangible assets. The Q2 2010 effective tax rate is impacted by non-deductible expenses related to the proposed merger with Man of $9.8 million recognized during Q2 2010. Excluding the impact of these non-deductible expenses, the effective tax rate for Q2 2010 would be 30.8%.

GLG Partners, Inc.
Share Count Reconciliation: GAAP Weighted Average Fully Diluted Shares to
Non-GAAP Weighted Average Fully Diluted Share Count
(Share count in thousands)

	H1 2010	H1 2009	Q2 2010	Q2 2009
Outstanding
Common stock (including Treasury Stock)	251,883	238,262	251,883	238,262
Unvested shares	10,929	11,993	10,929	11,993

Total issued and outstanding common stock	262,812	250,255	262,812	250,255
FA Sub 2 Limited Exchangeable Shares	58,905	58,905	58,905	58,905
Warrants	54,485	54,485	54,485	54,485
Convertible Notes	61,425	61,425	61,425	61,425

Weighted Average Outstanding
Common stock (excluding Treasury Stock)	230,006	216,789	230,675	216,764
Unvested shares	8,351	8,345	6,554	8,342
FA Sub 2 Limited Exchangeable Shares	58,905	58,905	58,905	58,905
Warrants	54,485	54,485	54,485	54,485
Convertible Notes	61,425	15,093	61,425	30,021

GAAP Weighted Average Fully Diluted Share Count
Common stock	230,006	216,789	230,675	216,814
Unvested shares	—	—	—	—
FA Sub 2 Limited Exchangeable Shares	—	—	—	—
Warrants	—	—	—	—

Total	230,006	216,789	230,675	216,814

Non-GAAP adjustments to weighted average fully diluted share count
Common stock:
GAAP weighted average fully diluted share count	230,006	216,789	230,675	216,814
add: unvested shares issued pursuant to our equity participation plan, Restricted Stock Plan and LTIP on which dividends will be paid to the extent we pay them on vested shares	16,717	32,612	16,732	32,686

Non-GAAP weighted average fully diluted share count	246,723	249,401	247,407	249,500

FA Sub 2 Limited Exchangeable Shares:
GAAP weighted average fully diluted share count	—	—	—	—
add: inclusion of Exchangeable shares as dilutive under non-GAAP	58,905	58,905	58,905	58,905

Non-GAAP weighted average fully diluted share count	58,905	58,905	58,905	58,905

Warrants:
GAAP weighted average fully diluted share count	—	—	—	—

Non-GAAP weighted average fully diluted share count outstanding	—	—	—	—

Convertible Notes
GAAP weighted average fully diluted share count	—	—	—	—
add: inclusion of weighted average convertible notes as dilutive under non-GAAP	—	15,093	—	30,021

Non-GAAP weighted average fully diluted share count outstanding	—	15,093	—	30,021

Non-GAAP Weighted Average Fully Diluted Share Count(1)
Common stock	246,723	249,401	247,407	249,500
FA Sub 2 Limited Exchangeable Shares	58,905	58,905	58,905	58,905
Warrants	—	—	—	—
Convertible Notes	—	15,093	—	30,021

Total	305,628	323,399	306,312	338,426

Equity Market Capitalization (US$ in Thousands)
Common equity market capitalization(2)	$1,409,120	$1,264,464	$1,409,120	$1,264,464
Warrant market capitalization	5,993	19,615	5,993	19,615

Total equity capitalization(2)	$1,415,114	$1,284,079	$1,415,113	$1,284,079

(1)	Reflects weighted average diluted shares outstanding eligible to receive common dividends or the equivalent, plus diluted warrants outstanding under the Treasury Stock method.

(2)	Assumes conversion of FA Sub 2 Limited Exchangeable Shares.

GLG Partners, Inc.
Composition of Assets Under Management

	As of	As of	As of	As of	As of
	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009
Alternative strategies(1)	12,088	12,504	11,501	10,924	10,441
Long only strategies(2)	12,820	13,340	12,864	13,069	11,131

Gross AUM	$24,908	$25,844	$24,365	$23,993	$21,572

Less: alternative strategy investments in GLG Funds	(956)	(1,078)	(1,088)	(1,266)	(1,456)
Less: long only strategy investments in GLG Funds	(996)	(1,098)	(1,103)	(1,099)	(1,022)

Net AUM	$22,956	$23,668	$22,175	$21,628	$19,094

Quarterly average gross AUM	$25,376	$25,104	$24,179	$22,782	$18,495
Quarterly average net AUM(3)	$23,312	$22,921	$21,901	$20,361	$18,840

	Three months ended	Three months ended	Three months ended	Three months ended	Three months ended
	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009

Opening net AUM	$23,668	$22,175	$21,628	$19,094	$14,031
Inflows (net of redemptions)(4)	1,537	954	723	216	2,226
Performance (gains net of losses and fees)	(1,524)	1,292	18	1,883	1,797
Currency translation impact (non-US$ AUM expressed in US$)	(725)	(753)	(194)	435	1,040

Closing net AUM	$22,956	$23,668	$22,175	$21,628	$19,094

(1)	Alternative strategy gross AUM includes all alternative strategy funds, all 130/30 strategy funds, all managed accounts managed in accordance with alternative and 130/30 strategies and cash and other holdings.

(2)	Long only strategy gross AUM includes all long only funds and managed accounts managed in accordance with a long only strategy.

(3)	Quarterly average net AUM for a given period is calculated as a 2 point (quarter open and close) average; Q2 2009 average net AUM excludes the approximately $3 billion of AUM mandated in December 2008 pursuant to a sub-advisory arrangement with SGAM UK which terminated upon the acquisition of SGAM UK on April 3, 2009 and includes net AUM of approximately $7 billion acquired with SGAM UK on April 3, 2009 as if the AUM were acquired on April 1, 2009.

(4)	Inflows for Q2 2009 include SGAM UK net inflows of approximately $2.6 billion.